EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement (Form S-8 No. 333-129401) pertaining to the 2005 Incentive Award Plan of Peerless Systems Corporation of our report dated May 2, 2011, with respect to the consolidated financial statements and schedule of Peerless Systems Corporation included in this Annual Report (Form l0-K) for the year ended January 31, 2011.

/s/ Ernst & Young LLP

May 2, 2011
Los Angeles, California